Exhibit (g)(4)


                 NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

                            CUSTODIAN CONTRACT

                              SCHEDULE A

SERIES

Balanced Portfolio

Growth Portfolio

Guardian Portfolio

Lehman Brothers High Income Bond Portfolio

International Portfolio

International Large Cap Portfolio

Lehman Brothers Short Duration Bond Portfolio

Mid-Cap Growth Portfolio

Partners Portfolio

Real Estate Portfolio

Regency Portfolio

Socially Responsive Portfolio

Small-Cap Growth Portfolio



Dated March 26, 2008